UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported) - JUNE 6, 2006


                       COMMISSION FILE NUMBER: 000-254888


                           RG GLOBAL LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)


               CALIFORNIA                                 33-0230641
       (State or jurisdiction of              (IRS Employer Identification No.)
     incorporation or organization)


                             30021 TOMAS, SUITE 200
                    RANCHO SANTA MARGARITA, CALIFORNIA 92688
          (Address of principal executive offices, including zip code)


                          (949) 888-9500 (Registrant's
                     telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                           RG GLOBAL LIFESTYLES, INC.

SECTION 1  REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On June 6, 2006, we entered into a definitive Securities Purchase Agreement and ancillary agreements with accredited investors for a private placement of $2,000,000 of 6.0% Callable Secured Convertible Notes due June 6, 2009 (the "Notes") and Stock Purchase Warrants (the "Warrants") to purchase 4,000,000 shares of our common stock exercisable before June 6, 2013, with an exercise price of $1.10 (subject to adjustment upon certain events). The Notes are convertible at the option of the holder at any time prior to maturity into shares of our common stock a conversion price of the market price as defined in the agreements. The securities were sold to accredited investors in reliance on Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). We have agreed to file a shelf registration with the Securities and Exchange Commission for the underlying common stock upon conversion of the Notes according to the terms of a Registration Rights Agreement. Our obligations under the Notes and the other transaction documents are secured by certain of our assets.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (d) Exhibits.

4.1 Securities Purchase Agreement dated July 6, 2006 by and among the investors and the Company.

4.2 Form of Note dated June 6, 2006 by and among the investors and the Company.

4.3 Form of Warrant dated June 6, 2006 by and among the investors and the Company.

4.4 Registration Rights Agreement dated June 6, 2006 by and among the investors and the Company.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: June 7, 2006                 RG GLOBAL LIFESTYLES, INC.


                                   By:  /s/ Louis Knickerbocker
                                        ------------------------------------
                                        Louis Knickerbocker,
                                        Chief Executive Officer, Director


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